SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 30, 2003

Clayton Homes, Inc.

(Exact name of Registrant as specified in charter)

Delaware	1-8824	62-1671360

(State or other jurisdiction	(Commission file	(IRS employer
of incorporation)	number)	identification no.)

5000 Clayton Road, Maryville, Tennessee	37804

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(865) 380-3000

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On July 30, 2003, Clayton Homes, Inc., a Delaware corporation (the “Company”), as contemplated by the Company’s Offer to Purchase, dated June 16, 2003, extended the expiration date for its offer to purchase for cancellation certain of its outstanding stock options. The expiration date, which was scheduled to be 5:00 p.m., Eastern Daylight Time, on July 30, 2003, has been extended until 5:00 p.m., Eastern Daylight Time, on August 4, 2003, unless extended or terminated. As of July 30, 2003, the Company had received more than the number of options required from more than the number of holders required to satisfy that obligation under the Agreement and Plan of Merger, dated as of April 1, 2003 as amended by Amendment No. 1, dated as of July 16, 2003 (the “Merger Agreement”), by and among Berkshire Hathaway Inc., B Merger Sub Inc. and the Company.

     On July 30, 2003, the Company issued a press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference, reporting that, based on preliminary vote totals, the Company’s stockholders had adopted the Merger Agreement at the Company’s July 30, 2003 special meeting of stockholders.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

     99.1    Press Release issued by Clayton Homes, Inc. on July 30, 2003.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2003

CLAYTON HOMES, INC.

By:	/s/ Kevin T. Clayton Kevin T. Clayton Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Clayton Homes, Inc. on July 30, 2003.

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